Exhibit 99.2

CONSENT TO SERVE AS DIRECTOR

I understand that the Board of Directors (the “Board”) of Pfenex Inc. (the “Company”) contemplates appointing me to the Board.

I hereby agree that if I am appointed to the Board, I will serve as a member of the Board until my successor is elected and qualified or until my earlier resignation or removal.

The Company is contemplating filing a Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of the Company’s common stock. I hereby consent to being named as a member of the board of directors of the Company in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

This consent is subject to any subsequent written revocation of this consent that I may deliver to the Secretary of the Company or the Chairman of the Board.

/s/ Phillip Schneider
Signature

Phillip Schneider
Printed Name

4/27/14
Date